SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 18, 2005 (August 12, 2005)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

3700 Mansell Road, Suite 220		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (770) 625-4945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On August 12, 2005, Tri-S Security corporation, a Georgia corporation (the “Company”), entered into an agreement (the “Agreement”) with E. Wayne Stallings in connection with Mr. Stallings’ resignation from his position as the Company’s Chief Financial Officer on such date (the “Resignation Date”). Pursuant to the Agreement, Mr. Stallings has agreed to provide to the Company on a full-time basis through September 30, 2005 such services as may be reasonably requested by the Company, and the Company has agreed to pay to Mr. Stallings: (i) from the Resignation Date through August 1, 2006 (the “Continuation Period”), his base salary at the rate in effect immediately prior to the Resignation Date, subject to all withholdings required pursuant to applicable law (the “Withholdings”); (ii) on September 30, 2005, a retention incentive payment in the amount of $12,000.00, subject to Withholdings; and (iii) during the Continuation Period and in lieu of health insurance benefits, an amount equal to $1,181.00 per month.

The description of the Agreement set forth herein is qualified in its entirety by reference to the full text of the Agreement which is included as Exhibit 99.1 to this Report.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 12, 2005, Mr. Stallings resigned from his position as the Company’s Chief Financial Officer. The Board of Directors of the Company appointed Robert K. Mills, age 41, to serve as the Company’s Chief Financial Officer effective as of August 15, 2005.

Mr. Mills has agreed to serve as the Company’s Chief Executive Office for a term of three years and, in consideration therefor, the Company has agreed to pay to Mr. Mills:  (i) a base salary at a rate of $175,000.00 per year; (ii) an annual retention bonus equal to $25,000.00 per year; and (ii) an annual performance bonus equal to 2% of the Company’s earnings before interest, income taxes, depreciation and amortization, as adjusted, for such year, provided that the annual performance bonus may not exceed 100% of Mr. Mills’ base salary for such year. The Company has also agreed to grant to Mr. Mills pursuant to the Company’s 2004 Stock Incentive Plan an option to purchase 100,000 shares of the Company’s common stock, which option will vest over a three-year period (the “Option”). The Company intends to grant the Option upon executing an employment agreement with Mr. Mills which includes the foregoing terms (the “Employment Agreement”). The other terms and conditions of Mr. Mills’ employment with the Company and the form of Employment Agreement have not been determined at this time. The Company shall file an amendment to this Report no later than four business days after such information and form become available.

Prior to joining the Company, Mr. Mills, a Certified Public Accountant, served as Chief Financial Officer, Vice President of Finance and Administration, and Treasurer of Knology, Inc., a provider of interactive communications and entertainment, from November 1999 to July 2005.

Item 9.01                                                 Financial Statements and Exhibits.

(a)                                     Financial Statements of Business Acquired. None.

(b)                                    Pro Forma Financial Information.  None.

(c)                                  Exhibits.

99.1                           Letter Agreement between the Company and E. Wayne Stallings dated August 12, 2005.

99.2                           Press release dated August 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

	By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: August 18, 2005

EXHIBIT INDEX

99.1	Letter Agreement between the Company and E. Wayne Stallings dated August 12, 2005.

99.2	Press release dated August 15, 2005.